UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

Penford Corporation

(Exact name of registrant as specified in its charter)

Washington	0-11488	91-1221360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7094 South Revere Parkway, Centennial, Colorado		80112-3932
(Address of principal executive offices)		(Zip Code)

303-649-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02:	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 13, 2013, management and the Audit Committee of Penford Corporation (the “Company”) concluded that the fiscal 2012, 2011 and 2010 consolidated financial statements contained in the Company’s annual report on Form 10-K for the year ended August 31, 2012 and quarterly reports on Form 10-Q for the quarters ended November 30, 2012 and February 28, 2013 as filed with the Securities and Exchange Commission (“SEC”) (collectively, the “Previously Filed Financial Statements”) should be restated to make necessary accounting corrections. These restatements will reflect a correction of an error in the accounting treatment for proceeds received from the sale of by-products from its industrial starch processing operations.

In the Previously Filed Financial Statements, the Company had recorded the proceeds from the sale of by-products from its Cedar Rapids, Iowa, industrial starch manufacturing operations as a reduction of cost of sales. The Company believed that this accounting treatment was consistent with generally accepted accounting principles since it reflected how management reviewed and evaluated the Company’s results of operations as the sale of by-products did not constitute a portion of the Company’s central operations. After several months of consultation and review with the Staff of the SEC (the “Staff”), the Company concluded that the proceeds from the sale of by-products should be classified as sales rather than as a reduction of cost of sales in the consolidated statements of operations. The Company’s correspondence with the Staff on this matter will be released by the Staff through the EDGAR system no earlier than 20 business days following the completion of the Staff’s review.

The restatements to sales and cost of sales affect the amounts previously reported for the Company’s consolidated sales and cost of sales and the sales of the Company’s Industrial Ingredients segment. The restatements do not affect the Company’s previously reported consolidated gross margin, income (loss) from operations, net income (loss) or earnings (loss) per share or any items reported in the consolidated balance sheets or the consolidated statements of comprehensive income (loss), cash flows or stockholders’ equity. The impact of the restatements will be to increase the Company’s consolidated and Industrial Ingredients segment sales and cost of sales by $71.8 million, $58.3 million and $40.2 million for the years ended August 31, 2012, 2011 and 2010, respectively; $23.2 million and $17.4 million for the quarters ended November 30, 2012 and 2011, respectively; $21.0 million and $44.2 million for the three- and six-month periods ended February 28, 2013, respectively; and $17.3 million and $34.7 million for the three- and six-month periods ended February 29, 2012.

As a result of the restatement outlined above, management and the Audit Committee concluded that the Previously Issued Financial Statements should no longer be relied upon.

The Company’s management is currently evaluating and assessing the implications of this matter on the effectiveness of internal control over financial reporting.

The Company’s management and the chair of its Audit Committee have discussed with KPMG LLP, its independent registered public accounting firm, the matters disclosed in this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Penford Corporation
(Registrant)

June 19, 2013	/s/ Steven O. Cordier
Steven O. Cordier
Senior Vice President and Chief Financial Officer